Exhibit 99.1
April 24, 2009
Dear Shareholders (and friends) of AssuranceAmerica,
We closed out our best ever First Quarter with Carrier/MGA Premiums up 14%, overall Corporate Revenues up 6%, and Consolidated Pre-tax up 121%, achieving $1.3 million.
Our look forward for 2009 is positive ... and we recognize that our success hinges on growing the top line (expense reductions go just so far).
Our management team will be present at our next week’s Annual Shareholder Meeting and we will stand ready to field your questions.
We hope you will join us on Thursday, April 30 at 11:15 a.m. for this meeting and our traditional BBQ luncheon.
Following is our report on March’s results:

	March (Unaudited)
	Current Month			Year To Date
	2009	2008	Change	2009	2008	Change
	(In $1,000)%			(In $1,000)%
• Gross Premiums Produced[1]*	$14,349	$12,931	11%	$46,010	$42,351	9%

• MGA/Carrier Gross Premiums Produced [1,2]	$10,597	$8,617	23%	$33,882	$29,700	14%
• MGA/Carrier Revenues [2]	$5,363	$4,820	11%	$15,980	$14,875	7%

• Retail Agencies Gross Premium Produced [1,2]*	$5,395	$6,290	(14)%	$17,600	$19,710	(11)%
• Retail Agencies Group Revenues [2] *	$865	$955	(9)%	$2,773	$3,120	(11)%

• Company Revenues*	$5,925	$5,428	9%	$17,773	$16,762	6%
• Company Pre-Tax Income before stock option*	$216	$(78)	377%	$1,425	$631	126%
• Company Pre-Tax Income*	$157	$(24)	754%	$1,346	$609	121%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the company’s revenue stream.

[2]	Before intercompany eliminations

*	Current year financial data includes agency acquisitions that may not be included in prior year data
To follow your stock, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB.
As always, we appreciate your continued support and interest in AssuranceAmerica Corporation.

Sincerely,

/s/ Guy W. Millner	/s/ Joseph J. Skruck
Guy W. Millner	Joseph J. Skruck
Chairman and Chief Executive Officer	President and Chief Operating Officer
This document is for informational purposes only and not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in AssuranceAmerica Corporation. This document includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.